Exhibit 99.1

Global AI Inc. Secures $1.1 Million Investment at $2 Per Share

Strategic Funding Aimed at Supporting High-Growth Acquisitions and Driving Innovation Across the Portfolio

New York – January 28, 2025 – Global AI Inc. (OTC: GLAI), a leading provider of applicative artificial intelligence solutions, today announced a $1.1 million investment at $2 per share by Puma Brandenburg Ventures Limited. This investment reflects strong confidence in Global AI’s strategic vision. The funding will support the Company’s strategy to consolidate strategically aligned businesses, innovate through enhanced research and development (R&D), and scale its AI-driven ecosystem with proven go-to-market strategies.

Puma Brandenburg Ventures Limited is a wholly owned subsidiary of Puma Brandenburg Limited, a diversified holding company with interests in a variety of asset classes including real estate, health-tech and growth capital. Puma Brandenburg was founded in 2006 by Howard Shore, an international entrepreneur and philanthropist, and is the main vehicle through which he conducts his private investment activities.

Darko Horvat, Founder of Global AI Inc., stated, “We are thrilled to welcome Puma Brandenburg Ventures Limited as a key investor. This investment marks a pivotal step in executing our growth strategy by targeting high-potential AI-driven companies with robust recurring revenue models, significant gross margins, and proven solutions. By strategically aligning these businesses, we aim to optimize operations and accelerate growth across our portfolio of AI products. Simultaneously, our commitment to innovation through enhanced product development and robust R&D initiatives will drive transformative advancements in AI technologies.”

Global AI’s focus on consolidation, innovation, and scaling underpins its mission to deliver transformative AI solutions that prioritize customer success and long-term value creation. By fostering innovation and optimizing operations, the Company is uniquely positioned to unlock sustainable growth and solidify its leadership in the rapidly evolving AI sector.

About Global AI

Global AI Inc. is a trusted provider of applicative artificial intelligence solutions. Through a disciplined, value-based acquisition strategy, the Company optimizes operations and drives innovation with targeted investments in research and development. This approach supports sustainable growth and delivers long-term value for stakeholders. For additional information, please visit www.global.ai.

Contact: Crescendo Communications, LLC

Email: glai@crescendo-ir.com

Phone: 212-671-1020

Forward Looking Statement

This press release contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our ability to successfully develop and implement AI solutions, achieve anticipated synergies, and maintain market competitiveness; our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in our most annual report on Form 10-K that we have filed with the U.S. Securities and Exchange Commission. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document and other statements made from time to time by us or our representatives might not occur. Past performance is not indicative of future results.